electroCore Announces Fourth Quarter and Full Year 2021 Financial Results

Full year 2021 net sales of approximately $5.5 million increased 56% over $3.5 million for full year 2020

Ended 2021 with cash and cash equivalents of $34.7 million

Company to host conference call and webcast today, March 10, 2022, at 4:30 PM EST

ROCKAWAY, N.J., March 10, 2022 (GLOBE NEWSWIRE) -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced fourth quarter and full year 2021 financial results and provided an operational update.

Fourth Quarter 2021 and Recent Highlights

•	Reported full year 2021 net sales of approximately $5.5 million, representing an increase of 56% over $3.5 million for full year 2020;

•	Fourth quarter net sales of approximately $1.5 million, an increase of 61% over the fourth quarter of 2020;

•	Net cash used to fund operations was approximately $13.6 million for full year 2021, representing a 32% decrease compared to full year 2020;

•	Cash on hand as of December 31, 2021, totaled approximately $34.7 million;

•	Launched a new online shop in the United Kingdom for consumers suffering from menstrual migraine to purchase gammaCore Saphhire™;

•	Launched a new telehealth portal and e-commerce store in the United States for consumers to purchase gammaCore Saphhire™;

•	Received breakthrough device designation from the FDA for the treatment of PTSD; and

•	Top line data from three abstracts was presented at the American Heart Associations’ 2022 International Stroke Conference on the possible role of nVNS in the acute treatment of stroke.

Dan Goldberger, Chief Executive Officer of electroCore, commented: “I am thrilled about long-term prospects of our Company. Our fourth quarter revenue grew 61% year-over-year while we delivered 56% annual revenue growth for the full year. We continue to make our gammaCore therapy more broadly available around the world.”

“We are making select investments in cash pay initiatives that we believe will make our gammaCore therapy available directly to consumers through a growing number of physician prescribers in the United States, as well as through ecommerce platforms in both the US and UK.”

“I believe we have made significant progress towards making our gammaCore therapy available directly to consumers through multiple channels, and we plan to further invest in awareness campaigns through advertising and promotional activities. We continue to conduct clinical programs across a diverse range of indications including secondary headaches, traumatic brain injury, PTSD, stroke, opioid use disorder, Parkinson’s, and postoperative ileus. Lastly, we are exploring growth opportunities to enhance and leverage distribution channels through acquisitions. With a cash and cash equivalents balance of $34.7 million at December 31, 2021, we believe there is substantial runway to execute our plan into the future.”

Fourth Quarter and Full Year 2021 Financial Results

For the quarter ended December 31, 2021, electroCore reported net sales of approximately $1.5 million compared to $928,000 in the same period of 2020. For the full year 2021, the Company reported net sales of approximately $5.5 million, as compared to net sales of approximately $3.5 million for the full year 2020.

Net sales from the Department of Veterans Affairs (VA) and Department of Defense (DOD) of $858,000 increased 69% as compared to $509,000 in the fourth quarter of 2020. Full year 2021 net sales from the VA and DOD grew 61% to approximately $3.3 million, as compared to net sales of approximately $2.0 million for the full year 2020.

100 VA and DoD military treatment facilities have purchased gammaCore products through December 31, 2021, as compared to 96 facilities through September 30, 2021 and 71 facilities through the fourth quarter of 2020.

Net sales from the Commercial channel was $271,000 in the fourth quarter of 2021, as compared to $108,000 during the fourth quarter of 2020. For the full year 2021, net sales in the Commercial channel grew 89% to $679,000 as compared to $358,000 for the full year 2020. These figures include net sales from the commercial payer and cash pay channels in the US through our new online store, our gConcierge, and our gCDirect programs.

Net sales from outside the United States (OUS) was $361,000 in the fourth quarter of 2021, inclusive of all OUS channels, an increase of 16% as compared to $311,000 in the fourth quarter of 2020. For the full year 2021, the Company reported total OUS net sales of approximately $1.5 million, as compared to net sales of approximately $1.1 million for the full year 2020.

Gross profit for the fourth quarter of 2021 was $1.2 million as compared to $109,000 for the fourth quarter of 2020. Gross profit for the fourth quarters of 2021 and 2020 included an increase in inventory reserves of $70,000 and $434,000, respectively. Gross margin for the full year 2021 was 76% as compared to 63% for the full year of 2020, excluding the increase in inventory reserves in both years.

Total operating expenses in the fourth quarter of 2021 were approximately $6.7 million, an increase of approximately $300,000 from $6.4 million in the fourth quarter of 2020. Total operating expenses for the fourth quarter of 2020 included a charge of $558,000 in connection with the write-off of a right of use operating lease asset. Total operating expenses for the full year 2021 were $24.1 million as compared to $26.5 million for the full year 2020.

Research and development expense in the fourth quarter of 2021 was $742,000, as compared to $1.0 million for the same period in 2020. Research and development expenses for the full year 2021 were $2.5 million as compared to $4.2 million for the full year 2020.

Selling, general and administrative expense in the fourth quarter of 2021 was $5.9 million, as compared to $5.4 million for the same period in 2020. Selling, general and administrative expense for the full year 2021 was $21.6 million as compared to $21.8 million for the full year 2020.

GAAP net loss in the fourth quarter of 2021 was $4.9 million as compared to a GAAP net loss of $6.3 million in the fourth quarter of 2020. GAAP net loss for the full year 2021 was $17.2 million as compared to a GAAP net loss of $23.5 million for the full year 2020.

Adjusted EBITDA net loss in the fourth quarter of 2021 was a loss of $4.4 million as compared to a loss of $4.3 million in the fourth quarter of 2020. Adjusted EBITDA net loss for the full year 2021 was $15.8 million as compared to an adjusted EBITDA net loss of $18.4 million for the full year 2020.

The company defines adjusted EBITDA net loss as GAAP net loss as adjusted to exclude non-operating gains and losses, depreciation and amortization, stock-compensation expense, write-off of right of use operating lease asset, inventory reserve charges, restructuring and other severance related charges, gain on lease settlement, legal fees associated with stockholders’ litigation, and provision/ benefit from income taxes.

A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

Net cash used in the quarter ended December 31, 2021, was approximately $4.4 million, as compared to $3.6 million in the fourth quarter of 2020. Net cash used in the fourth quarter of 2021 included approximately $700,000 due to the company’s refund of overpayments it received related to the sale of NJ net operating losses and the termination of the company’s lease for its former corporate headquarters. Net cash used for the full year 2021 was $13.6 million as compared to net cash used of $20.1 million reported in 2020.

Cash and cash equivalents and marketable securities at December 31, 2021 totaled approximately $34.7 million, as compared to approximately $22.6 million at December 31, 2020.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today, March 10, 2022, beginning at 4:30 PM EST.

Investors interested in listening to the conference call or webcast may do so by dialing 877-269-7756 for domestic callers or 201-689-7817 for international callers, using conference ID: 13726544, or click here to access the webcast.

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.
electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its non-invasive vagus nerve stimulation therapy platform, initially focused on the treatment of multiple conditions in neurology. The company's current indications are the preventive treatment of cluster headache and migraine, the acute treatment of migraine and episodic cluster headache, the acute and preventive treatment of migraines in adolescents, and paroxysmal hemicrania and hemicrania continua in adults.

For more information, visit www.electrocore.com.

About gammaCore™
gammaCore™ (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore (nVNS) is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute and preventive treatment of migraine in adolescent (ages 12 and older) and adult patients, and paroxysmal hemicrania and hemicrania continua in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

gammaCore is contraindicated for patients if they:

•	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

•	Have a metallic device, such as a stent, bone plate, or bone screw, implanted at or near the neck

•	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

Safety and efficacy of gammaCore have not been evaluated in the following patients:

•	Adolescent patients with congenital cardiac issues

•	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

•	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

•	Pediatric patients (less than 12 years)

•	Pregnant women

•	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

For more information, please visit gammaCore.com

Forward-Looking Statements
This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore's business prospects and clinical and product development plans (including with respect to enrollment in ongoing studies); its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments including online, e-commerce, direct-to-consumer channels, telehealth portal, and cash pay initiatives; the issuance of U.S. and international patents providing expanded IP coverage; the possibility of future business models and revenue streams from the company’s potential use of nVNS for the acute treatment of PTSD, stroke and hemorrhagic brain injury, the potential of nVNS generally and gammaCore in particular and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, the potential impact and effects of COVID-19 on the business of electroCore, electroCore’s results of operations and financial performance, and any measures electroCore has and may take in response to COVID-19 and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:
Rich Cockrell
CG Capital
404-736-3838
ecor@cg.capital

or

Media Contact:
Jackie Dorsky
electroCore

908-313-6331
jackie.dorsky@electrocore.com

electroCore, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months		Year ended
	ended December 31,		December 31,
	2021	2020	2021	2020
Net sales	$1,490.8	$928.2	$5,451.2	$3,495.8
Cost of goods sold	291.7	818.9	1,385.0	1,737.5
Gross profit	1,199.1	109.3	4,066.2	1,758.3
Operating expenses
Research and development	741.8	1,018.7	2,535.9	4,201.3
Selling, general and administrative	5,929.1	5,413.8	21,573.4	21,840.9
Restructuring and other severance related charges	—	—	—	464.6
Total operating expenses	6,670.9	6,432.5	24,109.3	26,506.8
Loss from operations	(5,471.8)	(6,323.2)	(20,043.1)	(24,748.5)
Other (income) expense
Gain on extinguishment of debt	—	—	(1,422.2)	—
Gain on termination of joint venture	(549.2)	—	(549.2)	—
Interest and other income	(2.3)	(3.8)	(10.7)	(84.3)
Other expense	1.0	4.4	8.3	17.8
Total other (income) expense	(550.5)	0.6	(1,973.8)	(66.5)
Loss before income taxes	(4,921.3)	(6,323.8)	(18,069.3)	(24,682.0)
(Provision) benefit from income taxes	(25.5)	—	851.2	1,170.9
Net loss	$(4,946.8)	$(6,323.8)	$(17,218.1)	$(23,511.1)
Net loss per share of common stock - Basic and Diluted	$(0.07)	$(0.14)	$(0.29)	$(0.60)
Weighted average number of common shares outstanding - Basic and Diluted	70,659,557	45,398,309	59,177,718	38,998,698

electroCore, Inc.

Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$34,688.9	$4,241.9
Marketable securities	$—	$18,386.2
Total assets	$42,832.7	$31,518.2
Current liabilities	$5,485.4	$5,890.3
Total liabilities	$6,184.9	$7,873.6
Total equity	$36,647.8	$23,644.6

(Unaudited) Use of Non-GAAP Financial Measure

The company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. electroCore management uses this non-GAAP measure principally as a measure of the company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the company’s industry. The company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by gains and charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The company defines adjusted EBITDA net loss as GAAP net loss, adjusting to exclude non-operating gains/losses, depreciation and amortization, stock-compensation expense, restructuring and other severance related charges, write-off of right of use operating lease, inventory reserve charges, legal fees associated with stockholders’ litigation, and provision / benefit from income taxes. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP net loss	$(4,946.8)	$(6,323.8)	$(17,218.1)	$(23,511.1)
Depreciation and amortization	95.1	110.6	381.5	399.2
Stock-based compensation	761.5	775.7	3,302.1	3,266.3
Write-off of right of use operating lease	—	557.5	—	557.5
Inventory reserve charge	70.0	434.0	70.0	434.0
Restructuring and other severance related charges	—	—	—	464.6
Gain on extinguishment of debt	—	—	(1,422.2)	—
Gain on termination of joint venture	(549.2)	—	(549.2)	—
Gain on lease settlement	(57.4)	—	(57.4)	—
Legal fees associated with stockholders' litigation	186.8	135.5	581.6	1,205.3
Interest and other income / expense	(1.3)	0.6	(2.4)	(66.5)
Provision (Benefit) from income taxes	25.5	—	(851.2)	(1,170.9)
Adjusted EBITDA net loss	$(4,415.8)	$(4,309.9)	$(15,765.3)	$(18,421.6)

The company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and the non-GAAP measure does not reflect changes in, or cash requirements for, working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.